Exhibit 99.1
PLAYSTUDIOS, INC. ANNOUNCES SECOND QUARTER RESULTS
Second Quarter Revenue of $72.6 million and Net loss of $2.6 million
Consolidated AEBITDA of $14.1 million
Las Vegas, Nevada – August 5, 2024 – PLAYSTUDIOS, Inc. (NASDAQ: MYPS) (“PLAYSTUDIOS” or the “Company”), an award-winning developer of free-to-play mobile and social games and the developer of the playAWARDS loyalty platform , today announced financial results for the second quarter ended June 30, 2024.
Second Quarter Financial Highlights
•Revenue was $72.6 million during the second quarter of 2024, compared to $77.8 million during the second quarter of 2023.
•Net loss was $2.6 million during the second quarter of 2024, representing a net loss margin of 3.6%, compared to net loss of $0.8 million during the second quarter of 2023, representing a net loss margin of 1.0%.
•Consolidated AEBITDA, a non-GAAP financial measure defined below, was $14.1 million during the second quarter of 2024, compared to $16.3 million during the second quarter of 2023.
Andrew Pascal, Chairman and Chief Executive Officer of PLAYSTUDIOS, commented, “We had a busy and productive quarter completing many strategic initiatives that better position our company for future growth. While persistent industry weakness continues to be a challenge for our Social Casino portfolio, I believe we have opportunities in our portfolio that will eventually override this pressure. We have been steadily making progress on these efforts and continued to do so this quarter. Longer term, our focus remains on building a strong and durable business that can produce exceptional returns regardless of industry dynamics.”
He continued, “Quarterly revenues in our playGAMES division were down 4.6% vs. last year. Weakness in the social casino industry was the main driver of the shortfall with our core portfolio accounting for the majority of the year over year decline. We expect industry weakness to continue throughout the remainder of the year and have adjusted our full year outlook to reflect this. Despite the pressure, our focus remains on implementing structural changes within our games to improve their results regardless of how the industry performs. Our casual portfolio continued to perform strongly this quarter, growing year over year revenues by over 10%. The Tetris brand had its 40th anniversary in June and we celebrated with a refresh of Tetris Mobile and the limited release of a brand new game, Tetris Block Puzzle. Results at Brainium continue to trend strongly with ARPDAU rising on the back of new advertising initiatives.”
He added, “Consolidated AEBITDA and AEBITDA margins in the quarter were lower than a year ago due to the deleveraging effect of lower social casino revenues and the absence of a licensing deal that benefited second quarter 2023 results. With the expiration of the licensing agreement at the end of second quarter 2023, results will not be impacted by this comparability issue going forward. Consolidated AEBITDA and AEBITDA margins were higher in our growth portfolio with notable gains at Brainium. As implied in our revised guidance, we expect full year AEBITDA margins to be roughly flat with 2023 levels.”
Pascal further noted, “For playAWARDS, the focus remains on a full integration within our games. Where the platform is present, we’ve seen a marked increase in player engagement, retention, and monetization. The effect has further increased with the launch of myVIP World Tournament of Slots. This exciting campaign is just the latest way we are utilizing our industry leading loyalty platform to drive player excitement in our games.”
He concluded, “It was a significant quarter on the capital front as were able to purchase nearly 12 million of our shares from Microsoft Corporation. We were able to buy our stock at a meaningful discount to the average trading price and remove the potential overhang of a prolonged share sale. Combined with our open market purchases, we have bought back nearly 15% of our Class A shares in the past six quarters. This reflects our confidence in the intrinsic value of our company and highlights the undervaluation of our shares in the public markets. We believe this gap has never been higher than it is today. Despite the share purchase and the acquisition of Pixode, our balance sheet remains very strong with over $105 million in cash and no borrowings.”
Recent Business Highlights
•Purchased 11.7 million shares of Class A common stock from Microsoft, or roughly 9% of our outstanding stock. The purchase was made at a discount to the average trading price and funded with available cash on hand.
•Announced and completed the acquisition of Pixode Games Limited. Pixode is an Israeli based game studio that has developed a block puzzle game incorporating a unique raid-and-defend mechanic.
•Celebrated the 40th anniversary of the Tetris brand with the refresh of our core Tetris game and the limited release of a new Tetris game, Tetris Block Puzzle.
•Launched myVIP World Tournament of Slots, which will take place October 24-27 at the Atlantis Paradise Island in the Bahamas. The tournament will feature 500 dedicated players competing for a top cash prize of $1.0 million.
Outlook
The company is revising its 2024 guidance to incorporate continued weakness in the broader social casino category. Revenues are projected to be in the range of $285 and $295 million compared to the prior outlook of $315 to $325 million. Consolidated AEBITDA is expected to be between $55 and $60 million vs. prior expectations of $65 and $70 million.
We have not provided the most directly comparable GAAP measure for our Consolidated AEBITDA outlook because certain items that are part of the projected non-GAAP financial measure are outside of our control or cannot be reasonably estimated without unreasonable effort.
Conference Call Details
PLAYSTUDIOS will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session.
The call will be accessible via the Internet through https://ir.playstudios.com or by calling (866) 405-1203 for domestic callers and (201) 689-8432 for international callers.
A replay of the call will be archived at https://ir.playstudios.com.
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS (Nasdaq: MYPS) is the creator of the groundbreaking playAWARDS loyalty platform is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, Pop! Slots, myVEGAS Slots, myVEGAS Blackjack, myKONAMI Slots, myVEGAS Bingo, MGM Slots Live, Solitaire, Spider Solitaire and Sudoku. The playAWARDS loyalty platform enables players to earn real-world rewards from a global collection of iconic hospitality, entertainment, and leisure brands. playAWARDS partners include MGM Resorts International, Wolfgang Puck, Norwegian Cruise Line, Resorts World, IHG, Bowlero, Gray Line Tours, and Hippodrome Casino among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—Key Performance Indicators” section of this press release.
Daily Active Users (“DAU”): DAU is defined as the number of individuals who played a game on a particular day. We track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two different PLAYSTUDIOS games on the same day is counted as two DAU while an individual who plays the same PLAYSTUDIOS game on two different devices is counted as one DAU. Brainium tracks DAU by app instance ID, which is assigned to each installation of a game on a particular device. As such, an individual who plays two different Brainium games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as two DAU. The term “Average DAU” is defined as the average of the DAU, determined as described above, for each day during the period presented. We use DAU and Average DAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.

Monthly Active Users (“MAU”): MAU is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different PLAYSTUDIOS games in the same month is counted as two MAU while an individual who plays the same game on two different devices is counted as one MAU, and an individual who plays two different Brainium games on the same day is counted as two MAU while an individual who plays the same game on two different devices is counted as two MAU. The term “Average MAU” is defined as as the average of the MAU, determined as described above, for each calendar month during the period presented. We use MAU and Average MAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Daily Paying Users (“DPU”): DPU is defined as the number of individuals who made a purchase in a mobile game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase on two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. The term “Average DPU” is defined as the average of the DPU, determined as described above, for each day during the period presented. We use DPU and Average DPU to help us understand the size of our active player base that makes in-game purchases. This focus directs our strategic goals in setting player acquisition and pricing strategy.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Daily Player Conversion is also sometimes referred to as “Percentage of Paying Users” or “PPU”. The term “Average Daily Payer Conversion” is defined as the Average DPU divided by the Average DAU for a given period. We use Daily Payer Conversion and Average Daily Payer Conversion to help us understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per Average DAU, and is calculated as game and advertising revenue for the period, divided by the number of days in the period, divided by the Average DAU during the period. We use ARPDAU as a measure of overall monetization of our active players.
playAWARDS Platform Metrics
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once. A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. It is assumed that the greater the variety and breadth of rewards offered, the more likely players will be to ascribe value to the program.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are net of refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. Purchases are redeemed by the player directly with the rewards partner within the specified terms and conditions of the reward. The Company does not receive any compensation or revenue from Purchases. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.
Retail Value of Purchases: Retail Value of Purchases is defined as the cumulative retail value of all rewards listed as Purchases for the period identified. The retail value of each reward listed as Purchases is the retail value as determined by the partner upon creation of the reward. In the case where the retail value of a reward adjusts depending on time of redemption, the average retail value is used. Retail Value of Purchases only include the retail value of real-world partner rewards and exclude the cost of any PLAYSTUDIOS branded merchandise. We use Retail Value of Purchases to help us understand the real-world value of the rewards that are purchased by our players.
Non-GAAP Financial Measures
To provide investors with information in addition to results as determined by GAAP, the Company discloses Consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Consolidated AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define Consolidated AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present Consolidated AEBITDA margin, a non-GAAP measure, which we calculate as Consolidated AEBITDA as a percentage of net revenue.
We believe that the presentation of Consolidated AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Consolidated AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define Consolidated AEBITDA differently, and as a result, our measure of Consolidated AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Loss to Consolidated AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance (including statements regarding outlook or guidance), our liquidity and capital resources, the development and release plans of our games, our plans to commercialize the playAWARDS platform as a stand-alone service for use by third parties, our increased capacity and use of personnel in European and Asian studios, and our mergers and acquisition strategy, all of which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “goal,” “work towards,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our ability to develop and publish our games; risks related to defects, errors, or vulnerabilities in our games and IT infrastructure; our ability to attract new, and retain existing, players of our games; the failure to timely develop and achieve market acceptance of new games and maintain the popularity of our existing games; rapidly evolving technological developments in the gaming market; competition in the industry in which we operate;

our financial performance; our ability to execute merger and acquisition transactions; legal and regulatory developments; risks associated with our international operations; geopolitical events and conditions; and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2024, and in other filings we make with the SEC from time to time. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
Samir Jain, CFA
samir.jain@playstudios.com
(917) 224-1058

Media Relations
BerlinRosen
media@playstudios.com

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenue	$72,590	$77,793	$150,418	$157,916
Operating expenses:
Cost of revenue(1)	18,068	18,887	37,019	38,414
Selling and marketing	17,064	18,431	35,640	36,497
Research and development	16,743	18,381	23,424	22,941
General and administrative	11,645	11,040	34,764	36,136
Depreciation and amortization	11,654	11,116	23,220	22,149
Restructuring and related	1,379	1,784	2,017	5,832
Total operating costs and expenses	76,553	79,639	156,084	161,969
Loss from operations	(3,963)	(1,846)	(5,666)	(4,053)
Other income (expense), net:
Change in fair value of warrant liabilities	717	(1,777)	653	(2,835)
Interest income, net	1,374	1,262	2,794	2,157
Other (loss) income, net	(264)	1,044	(370)	1,104
Total other income, net	1,827	529	3,077	426
Loss before income taxes	(2,136)	(1,317)	(2,589)	(3,627)
Income tax (expense) benefit	(475)	558	(589)	298
Net loss	$(2,611)	$(759)	$(3,178)	$(3,329)

Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.02)	$(0.01)	$(0.02)	$(0.03)
Diluted	$(0.02)	$(0.01)	$(0.02)	$(0.03)
Weighted average shares of common stock outstanding:
Basic	132,475	132,144	134,025	132,137
Diluted	132,475	132,144	134,025	132,137
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$106,304	$132,889
Receivables	29,193	30,465
Prepaid expenses and other current assets	11,502	11,529
Total current assets	146,999	174,883
Property and equipment, net	18,256	17,549
Operating lease right-of-use assets	10,746	9,369
Intangibles assets and internal-use software, net	104,655	110,933
Goodwill	47,133	47,133
Deferred income taxes	2,666	2,764
Other long-term assets	2,992	3,690
Total non-current assets	186,448	191,438
Total assets	$333,447	$366,321
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	3,745	1,907
Warrant liabilities	433	1,086
Operating lease liabilities, current	3,278	4,236
Accrued and other current liabilities	28,034	38,796
Total current liabilities	35,490	46,025
Minimum guarantee liability	24,000	24,000
Deferred income taxes	1,326	1,198
Operating lease liability, non-current	7,865	5,699
Other long-term liabilities	1,203	1,048
Total non-current liabilities	34,394	31,945
Total liabilities	$69,884	$77,970
Stockholders’ equity:
Preferred stock, $0.0001 par value (100,000 shares authorized, no shares issued and outstanding as of June 30, 2024 and December 31, 2023)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 126,069 and 122,923 shares issued, and 108,132 and 118,200 shares outstanding as of June 30, 2024 and December 31, 2023, respectively)	11	12
Class B common stock, $0.0001 par value (25,000 shares authorized, and 16,457 and 16,457 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively.	2	2
Additional paid-in capital	319,682	310,944
Retained earnings	(5,815)	(2,637)
Accumulated other comprehensive income	(1,554)	124
Treasury stock, at cost, 17,937 and 4,723 shares at June 30, 2024 and December 31, 2023, respectively	(48,763)	(20,094)
Total stockholders’ equity	263,563	288,351
Total liabilities and stockholders’ equity	$333,447	$366,321

PLAYSTUDIOS, INC.
RECONCILIATION OF NET LOSS TO CONSOLIDATED AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of net loss and net loss margin to Consolidated AEBITDA and Consolidated AEBITDA margin, respectively, which we calculate as Consolidated AEBITDA as a percentage of net revenue. Net loss and net loss margin are the most directly comparable GAAP measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$72,590	$77,793	$150,418	$157,916
Net loss	$(2,611)	$(759)	$(3,178)	$(3,329)
Net loss margin	(3.6)%	(1.0)%	(2.1)%	(2.1)%
Adjustments:
Depreciation & amortization	11,654	11,116	23,220	22,149
Income tax expense	475	(558)	589	(298)
Stock-based compensation expense	4,930	5,193	9,724	10,047
Change in fair value of warrant liability	(717)	1,777	(653)	2,835
Change in fair value of contingent consideration	—	(897)	—	(950)
Restructuring and related(1)	1,378	1,784	2,016	5,832
Other, net(2)	(971)	(1,382)	(2,266)	(2,246)
Consolidated AEBITDA	14,138	16,274	29,452	34,040
Consolidated AEBITDA Margin	19.5%	20.9%	19.6%	21.6%

(1)Amounts reported during the three and six months ended June 30, 2023 relate to non-cash impairment charges related to certain investments and fees related to evaluating various merger, acquisition and restructuring opportunities. Amounts reported during the three and six months ended June 30, 2024 relate to internal reorganization costs, including severance-related costs, fees related to evaluating and completing various merger and acquisition opportunities, and legal fees and other costs incurred in connection with litigation arising out of the Acies Merger transaction.
(2)Amounts reported in “Other, net” include interest expense, interest income, gains/losses from equity investments, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - SEGMENT INFORMATION
(Unaudited and in thousands, except percentages)
The following table sets forth the financial data for our reportable segments.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenue
playGAMES	72,588	76,122	150,416	153,745
playAWARDS	2	1,671	2	4,171
Reportable segment net revenue	72,590	77,793	150,418	157,916

AEBITDA
playGAMES	21,920	21,610	45,371	44,202
playAWARDS	(3,476)	(1,706)	(7,098)	(2,337)
Reportable segment AEBITDA	18,444	19,904	38,273	41,865

Other operating expense
Corporate and other	4,306	3,630	8,821	7,825
Restructuring expenses	1,379	1,784	2,017	5,832
Other reconciling items	138	26	157	65
Stock-based compensation	4,930	5,194	9,724	10,047
Depreciation and amortization	11,654	11,116	23,220	22,149
	22,407	21,750	43,939	45,918

Non-operating income (expense)
Change in fair value of warrant liabilities	717	(1,777)	653	(2,835)
Interest income, net	1,374	1,262	2,794	2,157
Other (expense) income, net	(264)	1,044	(370)	1,104
	1,827	529	3,077	426

Loss before income taxes	(2,136)	(1,317)	(2,589)	(3,627)
Income tax (expense) benefit	(475)	558	(589)	298
Net loss	$(2,611)	$(759)	$(3,178)	$(3,329)

Segment AEBITDA margin:
playGAMES	30.2%	28.4%	30.2%	28.8%
playAWARDS	nm	(102.1)%	nm	(56.0)%

nm - not meaningful

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYGAMES KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended June 30,					Six Months Ended June 30,
	2024	2023	Change		% Change	2024	2023	Change		% Change
Average DAU	3,220	3,651	(431)		(11.8)%	3,357	3,608	(251)		(7.0)%
Average MAU	13,597	13,878	(281)		(2.0)%	14,174	13,482	692		5.1%
Average DPU	24	26	(2)		(7.7)%	26	27	(1)		(3.7)%
Average Daily Payer Conversion	0.8%	0.7%	0.1	pp	14.3%	0.8%	0.7%	0.1	pp	14.3%
ARPDAU (in dollars)	$0.25	$0.23	$0.02		8.7%	$0.25	$0.23	$0.02		8.7%
pp = percentage points

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except for available rewards)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Available Rewards (in units)	561	602	(41)	(6.8%)	541	568	(27)	(4.8%)
Purchases (in units)	520	465	55	11.8%	1,020	905	115	12.7%
Retail Value of Purchases	$31,405	$26,640	$4,765	17.9%	$71,997	$53,980	$18,017	33.4%